UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2008 (November 25, 2008)

SHERMEN WSC ACQUISITION CORP.

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-52642	20-4755936
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o The Shermen Group, 230 Park Avenue, Suite 1000 New York, NY	10169
(Address of Principal Executive Offices)	(Zip Code)

(212) 300-0020

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name of Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

This Current Report on Form 8-K/A is being filed by Shermen WSC Acquisition Corp. (the “Company”) to amend and supplement the Company’s Current Report on Form 8-K (the “Prior Report”), filed with the Securities and Exchange Commission (“SEC”) on November 28, 2008.  The Prior Report, among other matters, announced that on November 25, 2008, the Company entered into a Transaction Agreement (the “Transaction Agreement”), with Terminal Merger Sub LLC, Feed Merger Sub LLC, ED&F Man Holdings Limited (“ED&F”), Westway Holdings Corporation, Westway Terminal Company Inc. and Westway Feed Products, Inc., pursuant to which the Company will acquire from ED&F its bulk liquid storage and liquid animal feed supplement businesses.

The description of the Transaction Agreement contained in the Prior Report is not complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Transaction Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. These representations and warranties were made as of specific dates and are subject to qualifications and limitations agreed to by the parties in negotiating the terms if of the transaction agreement.  These representations and warranties are subject to contractual standards of materiality that may be different from those generally applicable to disclosures made to stockholders and in some cases these representations and warranties may have been made solely for the purpose of allocating risk between ED&F Man and its subsidiaries, on the one hand, and Shermen and its  subsidiaries, on the other hand, and to provide contractual rights and remedies to the parties rather than to establish matters of fact.

Investors and security holders are not third party beneficiaries under the transaction agreement, and should not rely on the representations and warranties as characterizations of the actual state of facts or conditions of Shermen or ED&F Man or their respective affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the transaction agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Furthermore, the assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Transaction Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 2.1

Transaction Agreement, dated as of November 25, 2008, by and among Shermen WSC Acquisition Corp., Terminal Merger Sub LLC, Feed Merger Sub LLC, ED&F Man Holdings Limited, Westway Holdings Corporation, Westway Terminal Company Inc. and Westway Feed Products, Inc.

Where to Find Additional Information

The Company intends to file with the SEC a preliminary proxy statement in connection with the proposed transaction and to mail a definitive proxy statement and other relevant documents to Company stockholders. Stockholders of the Company and other interested persons are advised to read, when available, the Company’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with the Company’s solicitation of proxies for the special meeting to be held to approve the transaction because these proxy statements will contain important information about ED&F, the Company and the proposed transaction.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Shermen WSC Acquisition Corp., c/o The Shermen Group, 230 Park Avenue, Suite 1000, New York, NY  10169, telephone (212) 300-0020.  The proxy statements or applicable parts of such statements may also be notified to the public in accordance with the rules of the Over-the-Counter Bulletin Board.

The Company and its directors and officers may be deemed participants in the solicitation of proxies from the Company’s stockholders. A list of the names of those directors and officers and descriptions of their interests in the Company is contained in the Company’s prospectus dated May 24, 2007, which is filed with the SEC, and will also be contained in the Company’s proxy statement when it becomes available. The Company’s stockholders may obtain additional information about the interests of its directors and officers in the transactions by reading the Company’ proxy statement when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2008	SHERMEN WSC ACQUISITION CORP.

By:	/s/ Francis P. Jenkins, Jr.
Name: Francis P. Jenkins, Jr.
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Transaction Agreement, dated as of November 25, 2008, by and among Shermen WSC Acquisition Corp., Terminal Merger Sub LLC, Feed Merger Sub LLC, ED&F Man Holdings Limited, Westway Holdings Corporation, Westway Terminal Company Inc. and Westway Feed Products, Inc.